Filed Pursuant to Rule 424(b)(5)
Registration No. 333-162064

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 13, 2009)

1,300,000 Shares

Common Stock

We are offering 1,300,000 shares of our common stock, at a price of $11.50 per share. Our common stock is traded on the NASDAQ Global Market under the symbol “PMFG.” On February 25, 2010, the last reported sale price of our common stock on the NASDAQ Global Market was $15.84 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

	Per Share	Total

Public Offering Price	$11.50	$14,950,000
Underwriting Discount	$0.69	$897,000
Proceeds, before expenses, to PMFG, Inc.	$10.81	$14,053,000

We have granted the underwriter the option for a period of 30 days to purchase up to an additional 195,000 shares of our common stock to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of our common stock to purchasers on or about March 3, 2010.

Sole Book-Running Manager

Needham & Company, LLC

The date of this prospectus supplement is February 26, 2010.

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference into this prospectus supplement. We and the underwriter have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus supplement. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference into this prospectus supplement is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated November 13, 2009, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement.

On August 15, 2008, we completed a holding company reorganization. In the reorganization, Peerless Mfg. Co., a Texas corporation, became a wholly owned subsidiary of PMFG, Inc., a newly formed Delaware corporation. Shareholders of Peerless received two shares of common stock of PMFG for each outstanding share of common stock of Peerless held prior to the reorganization. As a result, the reorganization also had the effect of a two-for-one stock split. All share and per share amounts in this prospectus supplement, including in the consolidated financial statements for the fiscal years ended June 30, 2008 and 2007 incorporated by reference herein, have been retroactively adjusted to give effect to the reorganization, including the two-for-one exchange of PMFG common stock for Peerless common stock.

In this prospectus supplement, the terms “company,” “we,” “us” and “our” refer to (a) PMFG, Inc. and its subsidiaries after the holding company reorganization, and (b) Peerless Mfg. Co. and its subsidiaries prior to the holding company reorganization, in each case unless the context requires otherwise. Additionally, references to “PMFG” refer to PMFG, Inc. and references to “Peerless” refer to Peerless Mfg. Co., in each case unless the context requires otherwise.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement. Before making a decision to purchase our common stock, you should read the entire prospectus carefully, including the “Risk Factors” and “Forward-Looking Statements” sections and our consolidated financial statements and related notes incorporated by reference into this prospectus supplement.

Our Company

We are a leading provider of custom-engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. We primarily serve the markets for power generation, natural gas infrastructure, and refining and petrochemical processing.

We offer a broad range of separation and filtration products, selective catalytic reduction, or SCR, systems, and other complementary products including specialty heat exchangers, pulsation dampeners and silencers. We offer complete systems to our customers as well as individual products that our customers use as components in other systems. Our separation and filtration products remove contaminants from gases and liquids, improving efficiency, reducing maintenance and extending the life of capital equipment within the energy infrastructure. Our SCR systems convert oxides of nitrogen, or NOx, into nitrogen and water, reducing air pollution and helping our customers comply with environmental regulations. We have provided more than 720 SCR systems, primarily for electric power generation facilities that have more than 90,000 megawatts of electric power generation capability. We believe we have provided more SCR systems than any other supplier of these systems.

Demand for energy in both developed and emerging countries, coupled with the global trend toward stricter environmental regulations, drives demand for our systems and products. These trends stimulate investment, both in new power generation facilities, refineries and related infrastructure, and in upgrading older facilities to extend their useful lives. Further, in response to demand for cleaner, more environmentally responsible power generation, power providers and industrial power consumers are building new facilities that use cleaner eco-fuels, such as natural gas and bio fuels. Power providers in international and domestic markets are also upgrading existing facilities and building new facilities that use nuclear power generation technology. We believe we are positioned to benefit from the increased use of both natural gas and nuclear technology — markets where our competitive strengths are an advantage.

We have been in business for over 75 years and believe we succeed in winning customer orders because of the relationships we have developed over our years of service; the long history of performance and reliability of our systems and products; and our advanced technical engineering capabilities on complex projects. We work closely with our customers to design and custom-engineer our systems and products to meet their specific needs. Our customers include some of the largest natural gas producers, transmission and distribution companies, refiners, power generators, boiler manufacturers, and engineering and construction companies around the world. Reliable product performance, timely delivery and customer satisfaction are critical in maintaining our competitive position.

Principal Executive Offices

PMFG, Inc. is a holding company and was incorporated in Delaware in January 2008 in connection with our holding company reorganization. Our principal subsidiary is Peerless Mfg. Co., which was organized in 1933 as a proprietorship and was incorporated as a Texas corporation in 1946. Our executive offices are located at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254. Our telephone number at this location is (214) 357-6181. Our website address is www.peerlessmfg.com. The information contained on our website is not part of this prospectus.

The Offering

Common stock offered by us	1,300,000 shares (or 1,495,000 shares if the underwriter exercises its over-allotment option in full)

Common stock to be outstanding immediately after this offering(1)	14,537,723 shares (or 14,732,723 shares if the underwriter exercises its over-allotment option in full)

Use of proceeds	We estimate that our net proceeds from this offering, after deducting underwriting discounts, commissions, and estimated offering expenses, will be approximately $13.8 million (or approximately $15.9 million if the underwriter exercises its over-allotment option in full).
We intend to use 50% of the net proceeds to repay a portion of our outstanding borrowings under our senior term loan. The balance of the net proceeds will be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk Factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” beginning on page S-3 of this prospectus supplement, together with all of the other information set forth in and incorporated by reference into this prospectus supplement and the accompanying prospectus, before deciding to invest in shares of our common stock.

NASDAQ Global Market symbol	PMFG

(1)	The number of shares of our common stock to be outstanding immediately after this offering is based on 13,237,723 shares of our common stock outstanding as of February 24, 2010 and excludes:

•	2,642,500 shares of our common stock issuable upon conversion of our Series A Convertible Preferred Stock;

•	1,321,250 shares of our common stock issuable upon exercise of our outstanding warrants;

•	179,300 shares of our common stock that may be issued pursuant to employee stock options outstanding as of the date of this prospectus supplement with a weighted average exercise price of $3.80 per share as of February 24, 2010; and

•	1,573,157 shares of our common stock reserved for future issuance under our equity incentive plan.

Except as otherwise indicated, all information in the prospectus supplement assumes no exercise by the underwriter of its over-allotment option.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making a decision to purchase our common stock, you should carefully consider the risks described below as well as the risks discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2009, which is incorporated by reference into this prospectus supplement. Any of these risks could result in a significant or material adverse effect on our business, prospects, financial condition, results of operations or cash flows, and a decline in the market price of our common stock. You could lose all or part of your investment.

Risks Related to This Offering

The limited liquidity for our common stock could affect your ability to sell your shares at a satisfactory price.

Our common stock is relatively illiquid. As of February 24, 2010, we had 13,237,723 shares of common stock outstanding. The average daily trading volume in our common stock, as reported by the NASDAQ Global Market, for the 50 trading days ending on February 24, 2010 was less than 24,750 shares. A more active public market for our common stock may not develop, which could adversely affect the trading price and liquidity of our common stock. Moreover, a thin trading market for our stock could cause the market price for our common stock to fluctuate significantly more than the stock market as a whole. Without a larger float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, you may be unable to liquidate your shares of our common stock at a price satisfactory to you.

The market price of our common stock may be volatile or may decline regardless of our operating performance.

The market price of our common stock has experienced, and may continue to experience, substantial volatility. During the period beginning July 1, 2007 through February 24, 2010, the sale prices of our common stock on the NASDAQ Global Market have ranged from a low of $3.96 to a high of $30.75 per share. We expect our common stock to continue to be subject to fluctuations. Broad market and industry factors may adversely affect the market price of our common stock, regardless of our actual operating performance. Factors that could cause fluctuation in our stock price may include, among other things:

•	actual or anticipated variations in quarterly operating results;

•	any issuances of additional shares of our common stock;

•	general economic conditions or trends, or conditions or trends in our industry, including demand for our systems and products, technological advances and governmental regulations;

•	the price of natural gas;

•	announcements of technological advances by us or our competitors;

•	changes in the fair value of the derivative liability associated with our Series A Convertible Preferred Stock;

•	changes in our estimates of financial performance or changes in securities analysts’ estimates of financial performance or recommendations;

•	rumors or dissemination of false and/or unofficial information;

•	transactions in our common stock by our management;

•	litigation involving or affecting us; and

•	additions or departures of our key personnel.

If any of these risks and other factors beyond our control were to occur, the market price of our common stock could decline significantly.

Purchasers in this offering will experience immediate and substantial dilution in the net tangible book value of their investment.

Purchasers of our common stock in this offering will experience an immediate, substantial dilution in net tangible book value of $12.53 per share of common stock because the price per share of common stock in this offering is substantially higher than the net tangible book value of each share of common stock outstanding immediately after this offering. Our net tangible book value as of December 31, 2009 was approximately $(13.6) million, or $(1.03) per share of common stock. This value included a derivative liability of $27.5 million associated with our Series A Convertible Preferred Stock.

Issuance of shares under our stock incentive plans or in connection with transactions will dilute current stockholders.

Pursuant to our stock incentive plans, we are authorized to grant options and other stock awards for up to 1,800,000 shares to our officers, employees, directors and consultants. As of February 24, 2010, there were 179,300 shares subject to outstanding stock option awards under our stock incentive plans. You will incur dilution upon exercise or issuance of any stock awards under our stock incentive plans. In addition, if we raise additional funds by issuing additional common stock, or securities convertible into or exchangeable or exercisable for common stock, or if we use our securities as consideration for future acquisitions or investments, further dilution to our existing stockholders will result, and new investors could have rights superior to existing stockholders.

We do not plan to pay cash dividends on our common stock in the foreseeable future. As a result, investors must look solely to stock appreciation for a return on their investment in our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to retain any future earnings to support our operations and growth. The payment of cash dividends on our common stock in the future will depend on our earnings, financial condition, capital requirements and other factors that our board of directors may deem relevant. Additionally, our debt agreements restrict the payment of dividends. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment. Investors seeking cash dividends should not purchase our common stock.

We will have broad discretion in the use of a portion of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of a portion of the net proceeds from this offering and could spend that portion of the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. All statements other than statements of historical fact contained in this prospectus are forward-looking statements. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:

•	adverse changes in the current global economic environment generally or in the markets in which we operate including the power generation, natural gas infrastructure and petrochemical and processing industries;

•	the impact of the current global credit crisis, including the impact on the trading price of our common stock and our ability and our customers’ ability to access capital markets;

•	changes in the price, supply or demand for natural gas, bio fuel and oil;

•	changes in current environmental legislation;

•	increased competition;

•	decreased demand for our products;

•	the effects of the United States’ involvement in hostilities with other countries and large-scale acts of terrorism, or the threat of hostilities or terrorist acts;

•	changes in our ability to conduct business outside the United States, including changes in foreign laws and regulations;

•	risks associated with the significant indebtedness that we incurred in connection with our acquisition of Nitram Energy, Inc., in April 2008;

•	changes in the fair value of the derivative liability associated with our Series A Convertible Preferred Stock;

•	limitations on raising additional equity imposed by our Series A Convertible Preferred Stock;

•	the effects of natural disasters; and

•	loss of the services of any of our senior management or other key employees.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus, including under “Risk Factors” beginning on page S-3 of this prospectus supplement. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. We undertake no obligation to publicly update or revise any forward-looking statement.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering will be approximately $13.8 million (or $15.9 million if the underwriter exercises its option to purchase additional shares of our common stock in full), after deducting underwriting discounts and commissions, and our estimated offering expenses, as described in “Underwriting.”

We intend to use 50% of the net proceeds to repay a portion of our outstanding borrowings under our senior term loan. The balance of the net proceeds will be used for working capital and other general corporate purposes.

In April 2008, we borrowed $40 million under our senior term loan to pay a portion of the consideration and transaction costs for our acquisition of Nitram Energy, Inc. The senior term loan matures on March 31, 2013. Under the senior term loan, we are required to make a principal payment equal to 50% of the net proceeds from this offering. Interest on the senior term loan is payable quarterly, calculated on either a base or LIBOR rate per annum, at our option (5.25% at December 31, 2009 and 6.25% at June 30, 2009). Interest on the base rate option is calculated as the greater of the administrative agent’s prime rate or the federal funds effective rate plus 100 basis points plus a margin of between 275 and 400 basis points depending upon our consolidated total leverage ratio (“CTL”). Interest on the LIBOR rate option is calculated as the adjusted LIBOR rate plus a margin of between 375 and 500 basis points depending upon our CTL, subject to a LIBOR floor of 1%.

Other than the repayment of indebtedness, we have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines appropriate. See “Risk Factors.”

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2009:

•	on an actual basis; and

•	on an as adjusted basis to give effect to this offering and the application of the proceeds as described under “Use of Proceeds.”

You should read the following table in conjunction with the information set forth under “Use of Proceeds” and our audited consolidated financial statements and related notes incorporated by reference into this prospectus supplement.

	As of December 31, 2009
	Actual	As Adjusted
	(In thousands, except share data)

Cash and cash equivalents	$18,074	$24,974

Long-term debt, including current portion:
Revolving credit facility(1)	0	0
Term loan	31,180	24,280

Total debt	31,180	24,280
Preferred stock:
Preferred stock, par value $0.01 per share, 5,000,000 shares authorized; 21,140 shares issued and outstanding(2)	—	—

Stockholders’ equity:
Common stock, par value $0.01 per share, 50,000,000 shares authorized; 13,237,723 issued and outstanding; 14,537,723 issued and outstanding, as adjusted	132	145
Additional paid-in capital	10,994	24,781
Retained earnings	27,981	27,981
Accumulated other comprehensive income	(1,444)	(1,444)

Total stockholders’ equity	37,663	51,463

Total capitalization	$68,843	$75,743

(1)	We had no availability under our revolving line of credit after giving effect to outstanding letters of credit and borrowing base restrictions.

(2)	On September 4, 2009, we issued and sold 21,140 shares of Series A Convertible Preferred Stock and warrants to purchase 1,321,250 shares of common stock for an aggregate purchase price of $21.1 million. We consider the conversion and redemption features of the preferred stock to be embedded derivative features. A liability of $27.5 million associated with these features was included as a derivative liability on our consolidated balance sheet at December 31, 2009.

UNDERWRITING

We have entered into an underwriting agreement with Needham & Company, LLC. Subject to the terms and conditions of the underwriting agreement, the underwriter has agreed to purchase from us, and we have agreed to sell to the underwriter, the number of shares of common stock set forth opposite its name below.

Number of
Underwriter	Shares

Needham & Company, LLC	1,300,000

Total	1,300,000

The underwriting agreement provides that the underwriter is obligated to purchase all the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below.

The underwriting agreement provides that we will indemnify the underwriter against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, or to contribute payments that the underwriter may be required to make in respect thereof.

We have granted an option to the underwriter to purchase up to 195,000 additional shares of common stock at the public offering price per share, less the underwriting discount, set forth on the cover page of this prospectus supplement. This option is exercisable during the 30 day period after the date of this prospectus supplement. The underwriter may exercise this option only to cover over allotments made in connection with this offering.

The underwriter has advised us that it proposes to offer the shares of common stock to the public at the public offering price per share set forth on the cover page of this prospectus supplement. The underwriter may offer shares to securities dealers, who may include the underwriter, at that public offering price less a concession of up to $0.41 per share. After the offering to the public, the offering price and other selling terms may be changed by the underwriter.

The following table shows the per share and total underwriting discount to be paid to the underwriter by us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

	Total
	Per Share	No Exercise	Full Exercise

Paid by us	$0.69	$897,000	$1,031,550

We have also agreed to pay each of Roth Capital Partners, LLC and Dougherty & Company LLC a financial advisory fee equal to $100,000 and $50,000, respectively, which amounts will reduce the total underwriting discount to be paid to the underwriter. We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $253,000, which includes $100,000 that we have agreed to reimburse the underwriter for the fees incurred by it in connection with the offering.

We have agreed not to offer, sell, contract to sell, pledge, grant options to purchase, or otherwise dispose of any shares of our common stock or securities exchangeable for or convertible into our common stock for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC. This agreement does not apply to any existing employee benefit plans. Our directors and officers have agreed not to, directly or indirectly, sell, hedge, or otherwise dispose of any shares of common stock, options to acquire shares of common stock or securities exchangeable for or convertible into shares of common stock, for a period of 90 days after the date of this prospectus supplement without the prior written consent of Needham & Company, LLC. However, in the event that either (1) during the last 17 days of the “lock-up” period, we release earnings results or material news or a material event relating to us occurs or

(2) prior to the expiration of the “lock-up” period, we announce that we will release earnings results during the 16-day period beginning on the last day of the “lock-up” period, then in either case the expiration of the “lock-up” will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Needham & Company, LLC waives, in writing, such an extension.

In connection with this offering, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriter may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position or to stabilize the price of our common stock, the underwriter may bid for, and purchase, common stock in the open market. The underwriter may also elect to reduce any short position by exercising all or part of the over-allotment option. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriter sells more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriter may also impose a penalty bid. This occurs when the underwriter or a particular dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriter repurchases that stock in stabilizing or short covering transactions.

Finally, the underwriter may bid for, and purchase, shares of our common stock in market making transactions.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriter is not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the NASDAQ Global Market or otherwise.

The underwriter and its affiliates have either provided, or may in the future provide, various investment banking, commercial banking and other financial services for us for which services it either has received, or may receive in the future, customary fees.

LEGAL MATTERS

The validity of the shares being offered hereby is being passed upon for us by Jones Day, Dallas, Texas. The underwriter has been represented in connection with this offering by Goodwin Procter LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus supplement and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

The audited consolidated statements of operations and consolidated statements of cash flows of Nitram Energy, Inc. and subsidiaries for the years ended September 30, 2007, 2006 and 2005 incorporated in this prospectus supplement by reference from the current report on Form 8-K/A filed with the Securities and Exchange Commission by Peerless Mfg. Co. on June 23, 2008, have been audited by Gaines Kriner Elliott LLP, an independent public accounting firm, as stated in their report with respect thereto, and are incorporated by reference herein in reliance upon such report given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Commission’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the Commission’s web site at http://www.sec.gov.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering:

•	Our annual report on Form 10-K for the fiscal year ended June 30, 2009;

•	Our quarterly reports on Form 10-Q for the quarters ended September 30, 2009 and December 31, 2009;

•	Our current reports on Form 8-K filed on September 8, 2009, September 14, 2009, October 23, 2009, November 4, 2009 and December 8, 2009;

•	The historical financial statements of Nitram Energy, Inc., filed as exhibit 99.1 to the current report on Form 8-K/A filed by Peerless with the Commission on June 23, 2008;

•	The description of our common stock set forth in our registration statement on Form S-3/A, filed with the Commission on August 19, 2008 (File No. 333-152482), and any amendment or report filed for the purpose of updating such description, including our Current Report on Form 8-K filed on September 8, 2009; and

•	The description of our common stock purchase rights set forth in our registration statement on Form 8-A, filed with the Commission on August 15, 2008 (File No. 001-34156), and any amendment or report filed for the purpose of updating such description.

This prospectus supplement is part of a registration statement on Form S-3 we filed with the Commission under the Securities Act. This prospectus supplement does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the Commission. You may inspect and copy the registration statement, including exhibits, at the Commission’s public reference room or Internet site. Our statements in this prospectus supplement about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus supplement) by writing or calling us at the following address and telephone number:

PMFG, Inc.
Attn: Secretary
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(214) 357-6181

PROSPECTUS

$60,000,000

PMFG, INC.

Common Stock
Preferred Stock
Subscription Rights
Warrants
Depositary Shares
Purchase Contracts
Units

We may from time to time sell any combination of common stock, preferred stock, subscription rights, warrants, depositary shares and purchase contracts, as well as units that include any of these securities or securities of other entities. The securities described in this prospectus may be offered and sold in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $60,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions and discounts.

Our common stock is traded on the Nasdaq Global Market under the symbol “PMFG.” On November 12, 2009, the closing price of our common stock was $13.25.

Investing in our securities involves risks. Risks associated with an investment in our securities will be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 13, 2009.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf-registration process.” Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $60,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

ABOUT PMFG, INC.

We are a leading provider of custom-engineered systems and products designed to help ensure that the delivery of energy is safe, efficient and clean. We primarily serve the markets for power generation, natural gas infrastructure, and refining and petrochemical processing. We offer a broad range of separation and filtration products, selective catalytic reduction, or SCR, systems, and other complementary products including specialty heat exchangers, pulsation dampeners and silencers.

PMFG, Inc. is a holding company and was incorporated in Delaware in January 2008 in connection with our holding company reorganization. The reorganization was completed in August 2008. Our principal subsidiary is Peerless Mfg. Co. (“Peerless”), which was organized in 1933 as a proprietorship and was incorporated as a Texas corporation in 1946. Our executive offices are located at 14651 North Dallas Parkway, Suite 500, Dallas, Texas 75254. Our telephone number at this location is (214) 357-6181.

The terms “PMFG,” “company,” “our,” “us” and “we” refer to PMFG, Inc. and its subsidiaries unless the context requires otherwise.

RISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference herein, before making an investment decision. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and 21E of the Exchange Act. All statements other than statements of historical fact contained in this prospectus are forward-looking statements. You should not place undue reliance on these statements. These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and our industry in general. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “forecast,” “estimate,” “may,” “should,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, the following:

•	adverse changes in the current global economic environment or in the markets in which we operate, including the power generation, natural gas infrastructure and petrochemical and processing industries;

•	the impact of the current global credit crisis, including the impact on the trading price of our common stock and our ability and our customers’ ability to access capital markets;

•	changes in the price, supply or demand for natural gas, bio fuel and oil;

•	changes in current environmental legislation;

•	increased competition;

•	decreased demand for our products;

•	the effects of U.S. involvement in hostilities with other countries and large-scale acts of terrorism, or the threat of hostilities or terrorist acts;

•	changes in our ability to conduct business outside the United States, including changes in foreign laws and regulations;

•	risks associated with the significant indebtedness that we incurred in connection with our acquisition of Nitram Energy, Inc., in April 2008;

•	stockholder approval of the issuance of common stock related to our Series A Convertible Preferred Stock issued on September 4, 2009;

•	limitations on raising additional equity, imposed by our Series A Convertible Preferred Stock;

•	the effects of natural disasters; and

•	loss of the services of any of our senior management or other key employees.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus and other reports we file with the Commission, including the information in “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended June 30, 2009. There may be other factors that may cause our actual results to differ materially from the forward-looking statements. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. We undertake no obligation to publicly update or revise any forward-looking statement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock does nor purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the Commission and are incorporated by reference as exhibits to this registration statement.

Authorized Capital Stock

We are authorized to issue 25,000,000 shares of common stock, par value $0.01 per share and 5,000,000 shares of preferred stock, par value $0.01 per share. Of the 5,000,000 shares of preferred stock, 21,140 shares have been designated Series A Convertible Preferred Stock (the “Series A Preferred Stock”). As of November 6, 2009, 13,232,599 shares of common stock and 21,140 shares of Series A Preferred Stock were issued and outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, the holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose. In the event of a liquidation, dissolution or winding up of the company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, if any, then outstanding, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock. Our common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions available to our common stock. All outstanding shares of our common stock are, and the shares of common stock offered by this prospectus will be, fully paid and nonassessable.

Preferred Stock

Preferred Stock Offered Hereby

Our certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of the series, including the following:

•	the designation of the series and the number of shares offered;

•	the voting powers, if any, of shares of the series;

•	redemption or sinking fund provisions;

•	the rate and time of, and conditions and preferences with respect to, dividends, and whether the dividends will be cumulative;

•	the rights of shares of the series in the event of voluntary or involuntary dissolution, or upon any distribution of the assets of the company;

•	the right, if any, to convert or exchange shares of the series into or for stock or securities of any other series or class;

•	the right, if any, to subscribe for or to purchase any securities of the Company; and

•	any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof.

Delaware law provides that the holders of preferred stock have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation for preferred stock.

Series A Preferred Stock

Currently, the only preferred stock outstanding is 21,140 shares of the Series A Preferred Stock. The shares of Series A Preferred Stock were issued and sold in a private placement on September 4, 2009. The Series A Preferred Stock is immediately convertible, at the option of the holder, into shares of common stock at an initial conversion price of $8.00 per share, subject to certain anti-dilution adjustments. This conversion price will be adjusted for stock splits, dividends and the like and in the event we issue and sell equity securities at a price below the conversion price. No adjustment will be made for one or more equity offerings of up to an aggregate of $10 million within twelve months of the issuance of the Series A Preferred Stock.

In addition, holders of the Series A Preferred Stock are entitled to quarterly dividends at an annual rate of 6.0%. In the event we fail to fulfill our obligations under the Series A Preferred Stock, the dividend rate will increase to an annual rate of 8.0%. However, no restriction applies to our repurchase or redemption of the Series A Preferred Stock or shares of common stock while there is any arrearage in the payment of dividends on the Series A Preferred Stock. All dividends will be cumulative and compound quarterly and may be paid, at our option in cash or common stock, or a combination of the two. If we elect to issue shares of common stock as dividend payments, the value per share will be equal to 85% of the volume weighted average price per share (“VWAP”) of the common stock for the fifteen days preceding, but not including, the date of such payments.

At any time after five years from the date of issuance, the Series A Preferred Stock is redeemable, in whole or in part, at the option of the holders or at our option. The purchase price per share for redemptions will be equal to the original price per share of the Series A Preferred Stock, plus any accumulated and unpaid dividends. Redemption payments may be made at our option in cash or common stock, or a combination of the two. If we elect to make redemption payments in common stock, the value per share will be equal to 85% of the VWAP of the common stock for the fifteen trading days preceding, but not including, the redemption date.

Beginning on the second anniversary of the issuance of the Series A Preferred Stock, we may require the conversion of any and all outstanding shares of Series A Preferred Stock, provided, that the VWAP of the common stock exceeds 200% of the conversion price for twenty of the immediately preceding thirty consecutive trading days.

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Preferred Stock are entitled to a liquidation preference equal to:

•	the greater of:

•	the price per share the holder paid for the Series A Preferred Stock; and

•	the amount the holder would have received upon a liquidation, if the holder had converted their shares immediately prior thereto;

•	plus any accumulated and unpaid dividends.

A change in control of the company will be deemed to be a liquidation and will entitle the holders of Series A Preferred Stock to receive the liquidation preference. In the event of certain change in control transactions, the liquidation preference will be payable at our option in cash or in common stock, or a combination of the two. If we elect to pay in common stock, the value per share will be equal to 85% of the VWAP of the Common Stock for the fifteen trading days preceding, but not including, the date of liquidation.

The NASDAQ Marketplace rules limit the number of shares of common stock that may be issued in a private placement at a discount to the then-current market price without obtaining stockholder approval. As a result, the aggregate number of shares of our common stock that will be issued upon the conversion or redemption of the Series A Preferred Stock or payment of the dividends or liquidation preference will be limited to 19.99% of the outstanding shares of common stock on September 4, 2009, unless stockholder approval is obtained. We agreed to seek stockholder approval of this matter and to increase the number of authorized shares of our common stock by 25 million shares. We expect to seek this required stockholder approval at our annual meeting to be held in November or December of 2009.

Under the terms of the Securities Purchase Agreement, dated September 4, 2009, between us and the holders of the Series A Preferred Stock, the holders of the Series A Preferred Stock have the right to participate in any offering by us of our equity securities, or securities convertible into or exchangeable for our equity securities after September 4, 2009, subject to certain exceptions including any public offering of our common stock. This preemptive right will exist as long as at least $5 million of the Series A Preferred Stock remains outstanding. The holders of the Series A Preferred Stock will not have any voting rights prior to conversion.

Anti-Takeover Provisions

Delaware Anti-Takeover Law

Section 203 of the Delaware General Corporation Law, or DGCL, provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•	on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

•	any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period. Section 203 may also have the effect of preventing changes in our management and could make it more difficult to accomplish transactions that our stockholders may deem to be in their best interests. We have not elected to be exempt from the restrictions imposed under Section 203.

Certificate of Incorporation and Bylaw Provisions

Our bylaws provide that the authorized number of our directors is fixed by our board of directors. In addition, our certificate of incorporation provides that our board of directors will be divided into three classes with the number of directors in each class as nearly equal as possible. Each director will serve a three-year term. As a result, any effort to obtain control of our board of directors by causing the election of a majority of the board of directors may require more time than would be required without a classified board.

Our bylaws provide that special meetings of our stockholders may be called only by our chairman, chief executive officer or president. Should any stockholder desire to present business at an annual meeting, including nominating a candidate for director, the stockholder must comply with certain advance notice provisions in our bylaws. In addition, our certificate of incorporation provides that no action required or permitted to be taken at any meeting of stockholders may be taken by written consent without a meeting.

Our certificate of incorporation and bylaws provide that vacancies in our board of directors may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum or by the sole remaining director. Any director so chosen will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director’s successor is elected and qualified. In addition, our certificate of incorporation provides that at any meeting of stockholders called for the stated purpose of removing a director, any director may be removed for cause by the affirmative vote of the holders of at least two-thirds of the shares of our common stock entitled to vote for the election of directors.

Our certificate of incorporation provides that our stockholders may amend the bylaws by the affirmative vote of at least two-thirds of the shares of our common stock entitled to vote on the amendment.

Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation will provide us with flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which might arise. Having these authorized shares available for issuance will allow us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt. For instance, subject to applicable law, series of preferred stock might impede a business combination by including class voting rights which would enable the holder or holders of such series to block a proposed transaction. Our board of directors will make any determination to issue shares based on its judgment as to our and our stockholders’ best interests. Our board of directors, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Rights Plan

We entered into a rights agreement, or rights plan, with Mellon Investor Services LLC, which went into effect immediately prior to completion of the reorganization on August 15, 2008. This plan is substantially identical to the Peerless rights plan adopted in May 2007. The new rights plan provides that one right will be issued to each share of our common stock that is issued after the completion of the reorganization and before the earlier of the distribution date and the termination date of the rights.

The rights generally will become exercisable and allow the holder to acquire 1/100th of a share of our common stock at a discounted price if a person or group (other than certain institutional investors specified in the rights plan) acquires beneficial ownership of 20% or more of our outstanding common stock. Rights held by those that exceed the 20% threshold will be void. The rights plan also includes an exchange option. In general, after the rights become exercisable, the board of directors may, at its discretion, effect an exchange of part or all of the rights (other than rights that have become void) for shares of our common stock. Under this option, we would issue one share of common stock for each right, subject to adjustment in certain circumstances.

The board of directors may, at its discretion, redeem all outstanding rights for $0.001 per right at any time prior to the time the rights become exercisable. The rights will expire on August 15, 2018, unless earlier redeemed, exchanged or amended by our board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

Listing

Our common stock is listed on the Nasdaq Global Market under the symbol “PMFG.”

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue to our stockholders subscription rights to purchase our common shares, preferred shares, depositary shares or other securities. These subscription rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any subscription rights will describe the terms of the offered subscription rights, including, where applicable, the following:

•	the exercise price for the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence and the date on which the right will expire;

•	the extent to which the subscription rights include an over-subscription privilege with respect to unsubscribed securities; and

•	the material terms of any standby underwriting arrangement entered into by us in connection with the subscription rights offering.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the Commission if we offer subscription rights. For more information on how you can obtain copies of any subscription rights certificate or subscription rights agreement if we offer subscription rights, see “Where You Can Find More Information” beginning on page 20 of this prospectus. We urge you to read the applicable subscription rights certificate, the applicable subscription rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, depositary shares, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement. Warrants may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement we will enter into with a warrant agent specified in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number or principal amount and terms of the common stock, preferred stock, and/or depositary shares purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related underlying securities will be separately transferable;

•	the price at which each underlying security purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional shares of preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the security related to the depositary shares, we will deposit the shares of preferred stock with the relevant depositary and will cause the depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange, redemption, sinking fund, repayment at maturity, subscription and liquidation rights).

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or varying number of shares of our common stock or preferred stock, depositary shares, warrants or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of shares of shares of our common stock or preferred stock, depositary shares, warrants or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a specified manner that we will file with the Commission in connection with a public offering relating to the purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. Units may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

The applicable prospectus supplement will describe the terms of any units in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings (loss) to combined fixed charges and preferred stock dividends for us for the three months ended September 30, 2009 and the years ending June 30, 2009, 2008, 2007, 2006 and 2005. For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, earnings (loss) have been calculated by adding fixed charges to pre-tax income (loss). Fixed charges consist of interest costs, whether expensed or capitalized, amortization of deferred financing costs, whether expensed or capitalized, and estimated interest within rental expense. This information is given on an unaudited historical basis.

	Three Months Ended	Year Ended June 30,
	September 30, 2009	2009	2008	2007	2006	2005

Ratio of earnings (loss) to combined fixed charges and preferred share dividends(1)(2)	— (3)	1.36	3.46	—	—	—

(1)	We did not have any preferred stock outstanding for the periods presented until our Series A Preferred Stock was issued on September 4, 2009.

(2)	We did not have any fixed charges for the years ended June 30, 2007, 2006 and 2005.

(3)	For the three months ended September 30, 2009, our earnings were insufficient to cover our fixed charges and preferred stock dividends by $1,929.

USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include repayment of outstanding indebtedness. Under the terms of our current credit agreement, all or part of the net proceeds from any offering may be required to be used to repay indebtedness under the credit agreement. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Jones Day will issue an opinion about certain legal matters with respect to the securities. If the validity of the securities is also passed upon by counsel for any underwriters, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in giving said reports.

The consolidated financial statements of Nitram Energy, Inc. and subsidiaries as of September 30, 2007 and 2006 and for the years ended September 30, 2007, 2006 and 2005 that are incorporated into this prospectus by reference from the Current Report on Form 8-K/A filed by Peerless with the Commission on June 23, 2008, have been audited by Gaines Kriner Elliott LLP, an independent public accounting firm, as stated in their report, which is incorporated by reference herein and has been so incorporated in reliance upon the report given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document we file at the Commission’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. Our public filings are also available to the public at the Commission’s web site at http://www.sec.gov or from our website at http://www.peerlessmfg.com.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:

•	Our annual report on Form 10-K for the fiscal year ended June 30, 2009;

•	Our quarterly report on Form 10-Q for the quarter ended September 30, 2009;

•	Our current reports on Form 8-K filed with the Commission on September 14, 2009, October 23, 2009 and November 4, 2009;

•	The current report on Form 8-K/A filed by Peerless with the Commission on June 23, 2008;

•	The description of our common stock set forth in our registration statement on Form S-3/A, filed with the Commission on August 19, 2008 (File No. 333-152482), and any amendment or report filed for the purpose of updating such description, including our Current Report on Form 8-K filed on September 8, 2009; and

•	The description of our common stock purchase rights set forth in our registration statement on Form 8-A, filed with the Commission on August 15, 2008 (File No. 001-34156), and any amendment or report filed for the purpose of updating such description.

This prospectus is part of a registration statement on Form S-3 we have filed with the Commission under the Securities Act. This prospectus does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the Commission. You may inspect and copy the registration statement, including exhibits, at the Commission’s public reference room or Internet site. Our statements in this prospectus about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

You may obtain, free of charge, a copy of any of these documents (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus) by writing or calling us at the following address and telephone number:

PMFG, Inc.
Attn: Corporate Secretary
14651 North Dallas Parkway, Suite 500
Dallas, Texas 75254
(214) 357-6181